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                              MOLDFLOW CORPORATION

                           STOCK RESTRICTION AGREEMENT

      This Stock Restriction Agreement (the "Agreement") is made as of this first day of July, 1998, between Moldflow Corporation, a Delaware corporation (the "Company") and Richard Underwood (the "Stockholder").

                               ARTICLE I. RECITALS

      1.1 The Stockholder is the owner of options (the "Stockholder Options") to purchase 133,925 shares of the Company's Common Stock, $0.01 par value (the "Common Stock").

      1.2 The Company has agreed to exchange the Stockholder Options for 133,925 shares of the Company's Common Stock at a price of $ .15 per share (the "Share Price"), for an aggregate purchase price of $20,088.75 (the "Purchase Price") and upon the terms set forth herein (the "Restricted Shares"). In exchange for each Stockholder Option, and upon payment of the Purchase Price, the Stockholder will receive the Restricted Shares.

      NOW, THEREFORE, for valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

              ARTICLE 2 PURCHASE AND SALE OF THE RESTRICTED SHARES

      Concurrently with the execution of this Agreement, the Stockholder shall pay to the Company the Purchase Price by check, wire transfer or delivery of a promissory note as set forth in this Article 2, and the Company shall deliver to the Stockholder a certificate representing the Restricted Shares. At the Stockholder's election, the Stockholder may pay the Purchase Price by delivery of a Promissory Note executed by the Stockholder in the original principal amount of the Purchase Price and substantially in the form attached hereto as Exhibit A.

                   ARTICLE 3 REPURCHASE OF STOCKHOLDER SHARES

      The following repurchase provisions hereby are imposed upon the Restricted Shares and any shares issued in respect thereto, as stock dividends, stock splits or combinations, or similar recapitalizations:
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      3.1 Repurchase of Unvested Restricted Shares upon Termination of
Employment.

      3.1.1 If the Stockholder for any reason or no reason, with or without cause, ceases to be employed by the Company, prior to the date specified in the table set forth below, then the Company shall have the right and option (the "Purchase Option"), but not the obligation, to purchase, or to designate one or more purchasers for, all or a part of the percentage of the total number of the Restricted Shares as is set forth in the columns of the table set forth below for the period in which the Stockholder ceases to be so employed (the "Unvested Restricted Shares"), at a price equal to $.15 per share (the "Share Price"), such price to be appropriately adjusted for stock dividends, stock splits or combinations, or similar recapitalizations. For purposes of this Agreement, employment with the Company shall include employment with a parent, subsidiary or sibling of the Company.

================================================================================
On or       18 January        18 April          18 July          18 October
Before
--------------------------------------------------------------------------------
1998                                                                75.0%

1999           70.3%             65.6%            61.9%             56.2%

2000           51.6%             46.9%            42.2%             37.5%

2001           32.8%             28.1%            23.4%             18.7%

2002           14.1%              9.4%             4.7%              0.0%
================================================================================

      3.1.2 Notwithstanding the foregoing, the Company may no longer exercise this Purchase Option with respect to any of the Restricted Shares following a change of control of the Company. A change of control shall occur upon the occurrence of the following events:

            3.1.2.a -- any person or entity, other than an existing shareholder of the Company, becomes the beneficial owner of 50% of the outstanding voting securities of the Company;
            3.1.2.b -- a change in the majority of the Company's directors, other than a voluntary change approved by the Company's current stockholders;
            3.1.2.c -- the approval by the stockholders of a merger or consolidation of the Company in which the Company's stockholders immediately prior to the merger or consolidation do not hold a majority of the outstanding voting securities of the resulting combined entity.

      3.2 Manner of Exercise of Purchase Option and Closing.

      3.2.1 The Company may exercise the Purchase Option by delivering or mailing to the Stockholder (or the Stockholder's estate) written notice of exercise within thirty (30) days after the termination of the employment of the Stockholder with the Company. Such notice shall specify the number of Unvested Restricted Shares to be purchased. If and to the extent the Purchase
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Option is not so exercised within such 30-day period, the Purchase Option shall automatically expire and terminate effective upon the expiration of such 30-day period.

      3.2.2 Within thirty (30) days after receipt of the Company's notice of the exercise of the Purchase Option, the Stockholder (or the Stockholder's estate) shall tender to the Company at its principal offices the certificate or certificates representing the Unvested Restricted Shares which the Company has elected to purchase, duly endorsed in blank by the Stockholder or with duly endorsed stock powers attached thereto, all in form suitable for the transfer of such Unvested Restricted Shares to the Company. Upon its receipt of such Unvested Restricted Shares, the Company shall deliver or mail to the Stockholder a certified check or bank check in the amount of the aggregate Share Price therefor.

      3.2.3 After the time at which any Unvested Restricted Shares are required to be delivered to the Company for transfer to the Company pursuant to subsection 3.2.2, the Company shall not pay any dividend to the Stockholder on account of such Unvested Restricted Shares or permit the Stockholder to exercise any of the privileges or rights of a stockholder with respect to the Unvested Restricted Shares, but shall, in so far as permitted by law, treat the Company as the owner of such Unvested Restricted Shares.

      3.2.4 The Share Price may be payable, at the option of the Company, in cancellation of all or a portion of any outstanding indebtedness of the Stockholder to the Company or in cash (by check) or both.

      3.2.5 The Company shall not purchase any fraction of an Unvested Restricted Share upon exercise of the Purchase Option, and any fraction of an Unvested Restricted Share resulting from a computation made pursuant to Section
3.1 of this Agreement shall be rounded to the nearest whole Restricted Share (with any one-half or greater Restricted Share being rounded upward).

                       ARTICLE 4 RESTRICTIONS ON TRANSFER

      4.1 Restricted Transfer. The Stockholder agrees that he shall not sell, transfer, pledge, hypothecate or otherwise dispose of, by operation of law or otherwise (collectively, "transfer"), any of the Unvested Restricted Shares except for transfers pursuant to this Agreement.

      4.2 Permitted Transfers. Notwithstanding Section 4.1, the Stockholder may transfer Unvested Restricted Shares (a "Permitted Transfer") to or for the benefit of any spouse, child or grandchild, or to a trust for their benefit (the "Permitted Transferees"), provided that such Unvested Restricted Shares shall remain subject to this Agreement and such Permitted Transferee shall, as a condition to such transfer, deliver to the Company a written instrument confirming that such transferee shall be bound by all of the terms and conditions of this Agreement.

      4.3 Effect of Prohibited Transfer. The Company shall not be required (a) to transfer on its books any of the Restricted Shares which shall have been sold or transferred in violation of any of the provisions set forth in this Agreement, or (b) to treat as owner of such Restricted Shares or to pay dividends to any transferee to whom any such Restricted Shares shall
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have been so sold or transferred.

      4.4 Restrictive Legend. All certificates representing Restricted Shares shall have affixed thereto a legend in substantially the following form, in addition to any other legends that may be required under federal or state securities laws:

            "The shares of stock represented by this certificate are subject to restrictions on transfer and an option to purchase set forth in a certain Stock Restriction Agreement among the corporation and the registered owner of this certificate (or his predecessor in interest), and such Agreement is available for inspection without charge at the office of the Treasurer of the corporation."

                             ARTICLE 5 MISCELLANEOUS

      5.1 Adjustments for Stock Splits, Stock Dividends, etc. If from time to time during the term of this Agreement there is any stock split-up, stock dividend, stock distribution or other reclassification of the Common Stock of the Company, any and all new, substituted or additional securities to which the Stockholder is entitled by reason of his ownership of the Restricted Shares shall be immediately subject to the Purchase Option, the restrictions on transfer and other provisions of this Agreement in the same manner and to the same extent as the Restricted Shares, and the Share Price shall be appropriately adjusted.

      5.2 Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

      5.3 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company, its administrators, legal representatives, successors and assigns.

      5.4 No Rights To Employment. Nothing contained in this Agreement shall be construed as giving the Stockholder any right to be retained, in any position, as an employee of the Company.

      5.5 Notice. All notices required or permitted hereunder shall be in writing and deemed effectively given upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other parties hereto at the address shown beneath the Stockholder's and the Company's respective signature to this Agreement, or at such other address or addresses as any party shall designate to the others in accordance with this Section 5.5.

      5.6 Plan Incorporated by Reference; Entire Agreement. The Restricted
Shares are being issued pursuant to the terms of the Company's 1997 Equity Incentive Plan (the "Plan"). Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written
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request without charge from the Secretary of the Company. Except as set forth in the Plan, this Agreement constitutes the entire agreement between the parties, and supersedes all prior agreements and understandings relating to the subject matter of this Agreement.

      5.7 Amendment. This Agreement may be amended or modified only by a written instrument executed by the Company and the Stockholder.

      5.8 Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts.

                         [Remainder of Page Left Blank]
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      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                   MOLDFLOW CORPORATION


                                   By: /s/ Marc Dulude
                                       -----------------------------------
                                       Marc Dulude, President


                                   /s/ Richard Underwood
                                   ---------------------------------------
                                   {Name of Stockholder} Richard Underwood

                                   Address: 165 Westford Rd
                                            ------------------------------
                                            Concord, MA 01742
                                   ---------------------------------------